EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT, dated as of April 22, 1999, between Royster-Clark Group, Inc., a Delaware corporation ("RCGI"), Royster-Clark, Inc., a Delaware corporation and wholly-owned subsidiary of RCGI (the "Company"), and Francis P. Jenkins, Jr. ("Jenkins").

                                   Background

     RCGI and the Company wish to retain the services of Jenkins to assist in the management of the Company and its subsidiaries.

                                      Terms

     In consideration of the premises and of the mutual covenants herein contained, the parties agree as follows:

     1. Position. During the term of Jenkins' employment with RCGI and the Company hereunder, Jenkins shall serve as the Chairman of the Board and Chief Executive Officer of each of RCGI and the Company and may also serve as an officer of the Company's subsidiaries.

        Jenkins shall diligently devote Jenkins' entire business skill, time and effort to Jenkins' employment hereunder; provided, however, that Jenkins shall be entitled annually to vacation and sick leave pursuant to policies adopted by the Company from time to time for executive officers of the Company. Notwithstanding the foregoing, and provided that such activities do not interfere with the fulfillment of Jenkins' obligations hereunder, Jenkins may
(a) serve as a director or trustee of any charitable or non-profit entity and of not more than two for profit business corporations so long as such entities are not, directly or indirectly in competition with RCGI or any entity directly or indirectly controlling, controlled by or under common control with RCGI and its direct and indirect subsidiaries (an "Affiliate"); (b) deliver lectures, fulfill speaking engagements and teach at educational institutions; and (c) acquire solely as an investment any securities of any entity so long as (i) Jenkins remains a passive investor in such entity and (ii) such entity is not, directly or indirectly, in competition with RCGI and its direct or indirect subsidiaries or any Affiliate.

     2. Term of Employment. Jenkins' term of employment under this Agreement shall begin on the date hereof and shall continue for a period of sixty (60) months (the "Employment Term") (the termination date being hereafter referred to as the "Normal Termination Date") and shall continue for successive additional 12 month periods thereafter (each continued term, the "Extended Employment Term") unless written notice to the contrary is given by either Jenkins or RCGI to the other at least one hundred eighty (180) days prior to the then current termination date, unless sooner terminated as hereinafter provided.

     3. Compensation. As compensation for the services contemplated hereby, Jenkins shall receive from the Company during the Employment Term and each Extended


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Employment Term a base salary equal to $500,000 per annum to be paid in accordance with the Company's normal payroll policies for its officers. Such salary rate shall be subject to annual merit increase reviews by the Board of Directors of RCGI (such salary as adjusted from time to time being the "Base Salary"). The Base Salary (including any increases thereto) shall not be decreased during the Employment Term or any Extended Employment Term.

     4. Other Payment; Bonus. (a) In addition to the compensation provided to Jenkins in Section 3 hereof, Jenkins shall be entitled to participate, during the Employment Term and each Extended Employment Term, in an annual performance bonus plan to be established by the Company and based on individual criteria and/or executive incentive programs to be determined from time to time by the Board of Directors of RCGI (it being understood that Jenkins' performance criteria and allocations under any such plan shall be as determined by the Board of Directors) (the "Performance Bonus").

        b) The Company shall maintain a term life insurance policy for Jenkins, which policy shall name such beneficiaries as Jenkins shall designate and provide for a death benefit of $25,000,000, provided, that the Company shall not be required to pay premiums in excess of $50,000 per year.

     5. Jenkins Benefits. (a) Jenkins shall be entitled to participate, during the Employment Term and each Extended Employment Term, in all medical benefit plans, hospitalization plans, group life insurance, long term disability or other Jenkins welfare benefit plans (collectively, the "Group Insurance Plans") and any pension plans (including any supplemental executive retirement plans) that may be provided by the Company or its subsidiaries to senior executive officers from time to time during the Employment Term or Extended Employment Term, as the case may be.

     6. Expenses. The Company shall pay or reimburse Jenkins for any expenses reasonably incurred by Jenkins in furtherance of Jenkins' duties hereunder, including, but not limited to, reasonable expenses for traveling, meals and hotel accommodations, and business related entertainment upon submission by Jenkins of appropriate documentation thereof, all so prepared in compliance with such policies and procedures relating thereto as the Company may from time to time adopt.

     7. Termination.

        a) Termination by Company for Cause or Without Cause. The Board of Directors of RCGI may terminate this Agreement and (except as provided below) all of RCGI's and the Company's obligations hereunder, either for "Cause" or "Without Cause." Such termination shall be effected by notice thereof delivered by RCGI to Jenkins, and shall be effective as of the date of such notice. In the event that Jenkins is terminated by RCGI for Cause, Jenkins shall be entitled to receive all Base Salary earned and accrued to the date of termination, but all other rights of Jenkins hereunder shall terminate as of the effective date of Jenkins' termination, except as otherwise provided by law.


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        b) Jenkins shall be entitled to participate in equity incentive programs established by the Company, including the 1999 Restricted Stock Plan, provided that any allocations to Jenkins and the terms of any grants thereunder shall be as determined by the Board of Directors.

           In the event that Jenkins is terminated by RCGI Without Cause or Jenkins resigns with Good Reason, and for so long as Jenkins complies with the provisions of Sections 8 and 9, Jenkins shall be entitled (i) to receive all payments due as Base Salary during the remainder of the Employment Term or the then current Extended Employment Term (as applicable), as and when the same would have otherwise been payable had Jenkins not been terminated, (such term, the "Continuation Period"), (ii) to receive any Performance Bonus for the year in which Jenkins is terminated or resigns which shall be payable at the time such bonus would have otherwise been payable had Jenkins not been terminated or resigned, and (iii) to continue to participate at the Company's expense in the Group Insurance Plans during the Continuation Period.

           As used herein, (i) "Cause" means (A) the willful and continued failure by Jenkins to perform Jenkins' duties hereunder (in the good faith determination of the Board of Directors) (other than any such failure resulting from the termination of Jenkins' employment for death, Total Disability (as hereinafter defined) or Good Reason), after written notice of such failure has been given by the Board of Directors of RCGI, and which failure has not been corrected within the 30-day period after written notice has been given; (B) the willful commission by Jenkins of acts that, in the good faith determination of the Board of Directors of RCGI, are dishonest and demonstrably and materially injurious to the Company, monetarily or otherwise; (C) Jenkins' conviction of a felony; (D) the failure by Jenkins to perform Jenkins' duties hereunder (other than any such failure resulting from the termination of Jenkins' employment for death, Total Disability (as hereinafter defined) at a satisfactory level as determined by a majority of the members of the Board of Directors of RCGI in good faith, which failure has not been corrected within the 90-day period after written notice has been given; or (E) a breach of any of the covenants set forth in Sections 8 and 9 of this Agreement; (ii) "Without Cause" means any termination of Jenkins other than (i) by RCGI for Cause, (ii) by reason of Jenkins' resignation, and (iii) by Total Disability or death, except that "Without Cause" shall include resignation by Jenkins for Good Reason; and (iii) "Good Reason" means (A) the failure of the Company to pay Jenkins the compensation or of RCGI or the Company to provide other material benefits as specified in Sections 3, 4, 5 and 6 of this Agreement during the Employment Term or the Extended Employment Term, as the case may be or (B) assignment of duties inconsistent with Jenkins' position as defined in Section 1, or a material reduction in his duties or authority (in each case, which situation has not been cured to Jenkins' reasonable satisfaction within 30 days after notice thereof is given to the Board of Directors of RCGI).

        c) Resignation of Jenkins. In the event that Jenkins resigns (except in the case of resignation due to Total Disability or for Good Reason) during the Employment Term or any Extended Employment Term, Jenkins shall be entitled to receive all Base Salary earned and accrued to the date of resignation, but all other rights of Jenkins hereunder shall terminate as of the date of Jenkins' resignation, except as otherwise provided by law.


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        d) Jenkins' Total Disability. In the event that Jenkins is terminated by
RCGI or Jenkins resigns due to Jenkins' Total Disability, Jenkins shall be entitled to receive (i) all Base Salary earned and accrued to the date of termination or resignation and (ii) any Performance Bonus for the year in which Jenkins is terminated or resigns due to Jenkins Total Disability which shall be payable at the time such bonus would otherwise have been payable had Jenkins not been so terminated or resigned, but all other rights of Jenkins hereunder shall terminate as of the date of Jenkins' termination or resignation, except as otherwise provided by law.

           As used herein, "Total Disability" shall mean any physical or mental ailment or incapacity as determined in good faith by the Board of Directors of RCGI which prevents the Jenkins from performing the duties incident to the Jenkins' employment hereunder at the level expected of such Jenkins by the Board of Directors of RCGI, which has continued for a period of either (i) ninety (90) consecutive days in any 12-month period or (ii) one hundred eighty (180) total days in any 12-month period, and which is expected to be of permanent duration. Jenkins shall permit a licensed and board certified physician designated by RCGI and reasonably acceptable to Jenkins to examine Jenkins from time to time prior to Jenkins' being determined to be Totally Disabled, to enable the Board of Directors of RCGI to determine whether Jenkins has suffered a Total Disability hereunder. Notwithstanding the foregoing, the Board of Directors of RCGI may, in its sole discretion, determine that Jenkins has suffered a Total Disability prior to the 90th consecutive day referred to in clause (i) above and terminate Jenkins by reason of Total Disability, at which time Jenkins would be considered for purposes of this Agreement and this Section 7(c) to have been terminated due to Total Disability, provided, however, that if Jenkins submits to the Board of Directors of RCGI the written opinion of a licensed and board certified physician that Jenkins did not have a Total Disability at any time following his termination pursuant to this provision and on or prior to the 90th consecutive day referred to in clause (i) above, then Jenkins shall be considered to have been terminated Without Cause for purposes of this Agreement.

        e) Death. In the event that Jenkins dies during the Employment Term, Jenkins' estate shall be entitled to receive all Base Salary earned and accrued to the date of death, but all other rights of Jenkins hereunder shall terminate, except as otherwise provided by law.

     8. Protection of Confidential Information.

        a) Covenant. Jenkins acknowledges that Jenkins' employment by the Company will, throughout the term of this Agreement, bring him into close contact with many confidential affairs of the Company and its Affiliates, including information concerning the Company's finances and operating results, its markets, key personnel, operational methods and other business affairs and methods, technical data, computer software and other proprietary intellectual property, other information not readily available to the public, and plans for future developments relating thereto. Jenkins further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character. In recognition of the foregoing, Jenkins covenants and agrees that Jenkins shall, and shall cause his representatives and agents to, keep confidential and not disclose to any other person (other than his legal and financial advisors and accountants) or use for their own benefit or the benefit of any other person, any information regarding the business and affairs of RCGI, the Company or any of their subsidiaries. Jenkins' obligations hereunder shall not apply to information which:


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(i) is or becomes generally available to the public without breach of the commitment provided for in this Section 8; (ii) was otherwise available to Jenkins on a non-confidential basis; or (iii) is required to be disclosed by law, order or regulation of a court or tribunal or government or disclosures necessary to implement the provisions of this Agreement; provided, however, that, in the case of clause (iii) above, Jenkins shall provide RCGI and the Company as much advance notice of the possibility of such disclosure as practical so RCGI and the Company may attempt to stop such disclosure or obtain a protective order concerning such disclosure.

        b) Specific Remedy. If Jenkins commits a breach of any of the provisions of Section 8(a), RCGI, the Company and its Affiliates shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and its Affiliates and that money damages will not provide an adequate remedy to the Company and its Affiliates.

     9. Covenant Not to Compete and Non-Interference.

        a) Covenant. In consideration of the benefits of this Agreement to Jenkins and in order to induce RCGI and the Company to enter into this Agreement, Jenkins hereby covenants and agrees that from and after the Closing and until the date that is two (2) years after the cessation of Jenkins' employment by RCGI and the Company, Jenkins shall not, and shall cause any employee or Affiliate not to, directly or indirectly, as a partner, stockholder, director, consultant, joint venturer, investor or in any other capacity, engage in, or own, manage, operate or control, or participate in the ownership, management, operation or control of, any business or entity which engages anywhere in the United States of America in a substantially similar business or line of businesses as those conducted by the Company or any of its direct or indirect subsidiaries at the time of the termination of the Employment Term or Extended Employment Term, as the case may be (a "Competing Business"); provided, however, that nothing herein shall prohibit Jenkins from (i) owning not more than 2.0% of any class of securities of a publicly traded entity in a Competing Business, (ii) acquiring and following such acquisition, actively engaging in, any business enterprise partially engaged in a Competing Business, so long as not more than 20% of the fair market value of such business, as determined in good faith by Jenkins and certified to RCGI and the Company by Jenkins, is attributable to such Competing Business, or (iii) acquiring, and following such acquisition, actively engaging in, any business enterprise partially engaged in a Competing Business, provided that if more than 20% of the fair market value of such business, as determined in good faith by Jenkins and certified to RCGI and the Company by Jenkins, is attributable to such Competing Business, then such business shall divest itself of the subsidiary, division, group, franchise or segment which engages in such Competing Business as soon as practicable after the date of such acquisition, and provided, further, that with respect to any purchase intended to be accounted for as a pooling of interests under GAAP or treated for federal income tax purposes as a tax-free reorganization, no such divestiture shall be required until, in the reasonable opinion of the acquiror, such divestiture would no longer endanger the accounting of such acquisition as a pooling of interests under GAAP or the treatment for federal income tax purposes of such acquisition as a tax-free reorganization.


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        b) From the date hereof until the later of two (2) years after the cessation of Jenkins' employment by RCGI and the Company, Jenkins shall not, without prior written approval of RCGI, directly or indirectly, solicit for employment any current officer, senior manager, general manager, sales or technical employee of RCGI or Company or any of their subsidiaries; provided, however, that the foregoing shall not prevent Jenkins, or any of his Affiliates from hiring any such person (i) who contacts Jenkins or his Affiliates on his or her own initiative without solicitation from any of Jenkins or his Affiliates,
(ii) in connection with general employment advertisements published in magazines, journals, newspapers and other publications that are not targeted at RCGI or the Company or any of their employees or (iii) who has been discharged by RCGI or the Company prior to any such solicitation.

        c) Jenkins acknowledges that given the nature of the business of RCGI and the Company the covenants contained in this Section 9 contain reasonable limitations as to time, geographic area and scope of activity to be restrained, and do not impose a greater restraint than is necessary to protect and preserve for the benefit of RCGI the goodwill of the Company and to protect the legitimate business interests of the Company. If, however, this Section 9 is determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of its being too extensive in any other respect or for any other reason it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographic area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court and in such action.

        d) Specific Remedy. Jenkins agrees that RCGI's and the Company's remedies at law for any breach or threat of breach by Jenkins of the provisions of this Section 9 will be inadequate, and that RCGI and the Company shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section 9 and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which RCGI and the Company may be entitled at law or equity. In the event of litigation regarding this Section 9, the prevailing party in such litigation shall, in addition to any other remedies that prevailing party may obtain in such litigation, be entitled to recover from the other party all reasonable legal fees and out-of-pocket expenses incurred by such party in enforcing or defending its rights hereunder.

     10. Independence, Severability and Non-Exclusivity. Each of the rights and remedies enumerated in Sections 8(b) and 9(d) shall be independent of the others and shall be severally enforceable and all of such rights and remedies shall be in addition to and not in lieu of any other rights and remedies available to the Company or its Affiliates under the law or in equity. If any of the provisions contained in Sections 8 or 9 or if any of the rights or remedies enumerated in Sections 8 or 9 is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, or rights or remedies, which shall be given full effect without regard to the invalid portions. If the courts of any one or more jurisdictions shall hold all or any part of such provisions wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination shall not bar or in any way affect RCGI's, the Company's or their Affiliates' right to relief in the court of any other jurisdiction as to failures to observe such provisions in such other jurisdictions, the above provisions as they relate to each jurisdiction, being, for this purpose, severable into diverse and


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independent provisions. If any of the provisions contained in Sections 8 or 9 is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and in its reduced form such provision shall then be enforceable.

     11. Assignment of Jenkins Benefits; Successors and Assigns. Absent the prior written consent of RCGI, and subject to the laws of descent and distribution, Jenkins shall have no right to exchange, convert, encumber or dispose of the rights of Jenkins to receive benefits and payments under this Agreement, which payments, benefits and rights thereto are non-assignable and non-transferable. This Agreement shall inure to the benefit of and shall be binding upon RCGI, the Company and Jenkins and, subject to the preceding sentence, their respective heirs, executors, personal representatives, successors and assigns. Nothing in this Section 11, however, shall prevent Jenkins from making assignments or transfers for purposes of personal estate planning.

     12. Notices. All notices hereunder shall be given in writing by personal delivery or by registered or certified mail addressed to RCGI at its principal place of business and to Jenkins at Jenkins' residence address as then listed in the Company's records.

     13. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association and judgment upon such award rendered by the arbitrators(s) may be entered in any court having jurisdiction thereof. The arbitration shall be held in New York, New York unless another location shall be mutually agreed to by the parties at the time of arbitration.

     14. General.

        a) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the state of New York without giving effect to conflicts of laws principles thereof which might refer such interpretations to the laws of a different state or jurisdiction.

        b) Captions. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

        c) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties.

        d) No Other Representations. No representation, promise or inducement has been made by any party hereto that is not embodied in this Agreement, and no party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.


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        e) Amendments; Waivers. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by all of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.


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     IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement as of the date first set forth above.


                                       ROYSTER-CLARK GROUP, INC.


                                       By: /s/ Paul M. Murphy
                                           ------------------------------------
                                           Name:
                                           Title:


                                       ROYSTER-CLARK, INC.


                                       By: /s/ Paul M. Murphy
                                           ------------------------------------
                                           Name:
                                           Title:


                                       FRANCIS P. JENKINS, JR.

                                       /s/ Francis P. Jenkins, Jr.
                                       ----------------------------------------